[RELIASTAR LOGO]

                            ReliaStar Life Insurance
                              Company of New York
                          1000 Woodbury Road, Ste. 102
                              Post Office Box 9004
                            Woodbury, New York 11797



                                  APPLICATION
                               FOR LIFE INSURANCE

                     INSTRUCTIONS TO AGENTS AND APPLICANTS

                 o CONDITIONAL RECEIPT. A receipt must be given to Applicant/ Owner if a premium payment is made. No agent has the authority to alter the provision of the Conditional Report.

                 o Applicant/Owner should understand all provisions of the Conditional Receipt.

                 o If special requirements need to be considered, be sure to submit a separate cover letter with all details.

                 o Please PRINT all responses on this application in black ink.

                 o use the remarks section (question 23) for any special instructions, or where additional space is needed, i.e.; beneficiary or payor information.

                 o An additional piece of paper may be attached if necessary for explaining details of answers to questions in the application.


                  ALL PREMIUM  CHECKS MUST BE MADE  PAYABLE TO
                 RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK.

                     DO NOT MAKE CHECK PAYABLE TO THE AGENT
                           NOR LEAVE THE PAYEE BLANK.



74400NY(11/97)

RELIASTAR LIFE INSURANCE                                       No.
COMPANY OF NEW YORK
1000 Woodbury Road, Ste. 102
Post Office Box 9004
Woodbury, New York 11797
                               CONDITIONAL RECEIPT
         IF MONEY IS COLLECTED, DETACH THIS RECEIPT AND GIVE TO CLIENT.

IF WITHIN THE LAST YEAR, THE PROPOSED INSURED(S) HAS (HAVE) RECEIVED ANY TREATMENT OR ADVICE FROM A PHYSICIAN FOR TUMOR OR CANCER OR ANY BRAIN, HEART, LUNG OR KIDNEY DISORDER, A CONDITIONAL RECEIPT MAY NOT BE GIVEN AND MONEY MAY NOT BE COLLECTED.

Received from



the sum of



in payment of the first full modal premium for an insurance policy applied for on the life (lives) of


Proposed Insured(s), for which the above numbered application as dated below has been made to ReliaStar Life Insurance Company of New York.

THIS CONDITIONAL RECEIPT DOES NOT CREATE TEMPORARY OR INTERIM INSURANCE AND IT DOES NOT PROVIDE ANY COVERAGE EXCEPT AS PROVIDED HEREIN. THIS PAYMENT IS MADE AND ACCEPTED SUBJECT TO THE LIMITS PROVISION AND TO THE FOLLOWING TERMS AND
CONDITIONS:

IF:1. all required parts of the application and all medical examinations and tests initially required by published Company rules and practices have been completed within 60 days of the date of this receipt; and

    2. the Company determines that as of the date of the last of the initial (or second) medical examination or tests initially required under the published rules of the Company because of the Proposed Insured's(s') age or the amount of insurance applied for, or as of the date of the payment whichever shall be later, the Proposed Insured(s) was (were) insurable and acceptable under the published rules and practices of the Company for the policy in the amount, on the plan and otherwise exactly as applied for, and

    3. the amount paid as stated above is the correct first full modal premium required for the insurance on the basis applied for, including any extra premium required for a risk other than standard; and

    4. on the date of this receipt all answers and statements contained in each part of the application are full, complete and true to the best of the Applicant/Owner's knowledge and belief, as though given on the date of this receipt.

THEN:    the insurance  under the terms of the policy  applied for shall take effect as of the date of the completion of the initial requirements of the Company, medical examinations and tests or as of the date of issue requested, if later.

UNLESS ALL THE PRECEDING CONDITIONS ARE MET, THERE SHALL BE NO LIABILITY ON THE PART OF THE COMPANY EXCEPT TO RETURN THIS PAYMENT.

No agent of the Company has authority to make, alter or modify the terms of this receipt or of the application or of any policy issued thereon or to waive any of the Company's requirements or to extend the time for payment of premiums.

LIMITS PROVISION. The Company shall not be liable under this Conditional Receipt for any insurance on the life (lives) of the Proposed Insured(s) which, together with any insurance on such life (lives) under any and all other Conditional Receipts of the Company, exceed the following limits: 1.) 4500,000 if any proposed insured has not reached his/her 69th birthday; or 2.) $250,000 if any proposed insured has reached, or exceeded, his/her 69th birthday. These limits include amounts under any accidental death benefit agreement applied for. If the total amount of insurance applied for exceeds the above limits, the Company shall have no liability with respect to such excess amount except to return the premium.

Any check, bank draft or money order shall be considered payment for which the receipt is issued only if such amount is actually received by the Company.

Signed at City/State



Licensed Agent Signature                                      Date



74400-1NY(11/97)

                       AUTHORIZATION TO OBTAIN INFORMATION

I authorize any physician, medical practitioner, hospital, clinic, other medical or medically related facility, insurance or reinsuring company, the Medical Information Bureau, Inc., consumer reporting agency, or employer having information available as to diagnosis, treatment and prognosis with respect to any physical or mental condition and/or treatment of me or my minor children and any other non-medical information of me or my minor children to give to ReliaStar Life Insurance Company of New York or its Reinsurer(s) any and all such information.

To facilitate submission of such information, I authorize all said sources, except the Medical Information Bureau, Inc., to give such records or knowledge to any agency employed by ReliaStar Life Insurance Company of New York to collect and transmit such information.

I understand the information obtained by use of the Authorization will be used by ReliaStar Life Insurance Company of New York to determine eligibility for insurance, and eligibility for benefits under an existing policy. Any information obtained will not be released by ReliaStar Life Insurance Company of New York to any person or organization except to reinsuring companies, the medical Information Bureau, Inc. or other persons or organizations performing business or legal services in connection with my application, claim, or as may be otherwise lawfully required or as I may further authorize.

      o   I know that I may request to receive a copy of this Authorization.

      o I agree that a photographic copy of the Authorization shall be as valid as the original.

      o   I acknowledge receipt of the Notice of Information Practices.

      o I agree this Authorization shall be valid for two and one half years from the date shown below.

[ ] I request to be interviewed if an investigative consumer report is prepared in connection with this application.

Print Name of Proposed Insured



Signature of Proposed Insured/
or of Parent or Guardian if a Minor                           Date

X



                            DO NOT DETACH THIS PAGE.

74400NY(11/97)

                         NOTICE OF INFORMATION PRACTICES

COLLECTION OF INFORMATION

To underwrite your insurance, information may be collected concerning your age, occupation, physical condition, health history, avocations, or other information necessary to determine appropriate premium rates. We may obtain information from medical practitioners or institutions which have provided care to you or your family and from your employers, business associates, friends, neighbors, other insurance companies, the Medical Information Bureau, (MIB), or from an Investigative Consumer Report prepared by an independent reporting firm. If we request such an Investigative Consumer Report, you have the right to ask to be interviewed and, upon written request, to receive the contents of the report from the reporting company. This information will not be used to determine your sexual orientation. if the report is requested, we will so notify you and provide you with the name and address of the reporting firm. Further information on the nature and scope of the reports will be provided upon written request to the Vice President, Chief Underwriter, ReliaStar Life Insurance Company of New York, 1000 Woodbury Road, Ste 102, Woodbury, New York 11797.

MEDICAL INFORMATION BUREAU

ReliaStar Life will treat information regarding you as confidential. We or our Reinsurer(s) may make a brief report to the Medical Information Bureau, a nonprofit membership organization of life insurance companies. It operates an information exchange for its members. The Bureau, upon request, will give information it may have in its file to a member Company: 1) if you apply to a member Company for life or health insurance; or 20 if you make a claim for benefits. if you send a request to the Bureau, it will arrange to disclose the information it may have in your file. If you question the accuracy of information in the Bureau's file, you may seek correction. you may do this by contacting the Bureau. The Federal Fair Credit Reporting Act tells you how to proceed. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Mass. 02112, phone (617) 426-3660.

We or our reinsurers may also release information in our file to any other life insurance company if: 1) you have applied to such a company for life or health insurance; or 2) you have made a claim to such company for benefits.



                 DETACH THIS PAGE AND GIVE TO PROPOSED INSURED.

74400-2NY(11/97)



                      (This page intentionally left blank)

RELIASTAR LIFE INSURANCE                                      No.
COMPANY OF NEW YORK
1000 Woodbury Road, Ste. 102
Post Office Box 9004
Woodbury, New York 11797
                            PART I OF AN APPLICATION
                               FOR LIFE INSURANCE

1.    a. Proposed Insured Name (First/Middle Initial/Last)



      b. Date of Birth          c.  Age (Nearest Birthday)    d.  [  ] Male
                                                                  [  ] Female
      ---------------------     --------------------------

      e. Place of Birth (City/State/Country)



      f. Are you a U.S. Citizen?            g.  Social Security Number

      [ ] Yes [ ] No
      If "No", give details under Item #23.

2.    a. Home Address (No. & Street/City/State/Zip Code)

      b. Home Phone #      (        )

3. a. Plan of Insurance (If universal life, fully complete Section 3d.) (If Plan of insurance contains premium adjustment provision, see Notice to Applicant below item #23.)



      b. Amount of Insurance        $

      c. Optional Riders

      [  ] ADB - Amount ($300,000 maximum)
                    $

      [  ] Waiver of Premium

      [  ] Other

      [  ] Other

74400NY(11/97)

      d. UNIVERSAL LIFE PLANS ONLY - Complete the following:

      I. Total amount of Initial Premium $

      II. What is the amount of premium you plan to pay regularly (the Planned Periodic Premium?)

          $

      III. Death Benefit Option
         [  ] Option 1 - Level
         [  ] Option 2 - Increasing

      IV. Do you wish to add an Other Insured Rider to your policy?
         [  ] Yes
         [  ] No

      If applicable, list additional insureds below and complete an Application for Life Insurance for each one:

Proposed Other Insured                                                 Amount





      e. How will premiums be paid?
         [  ] Annually              [  ] Semi-Annually       [  ] Quarterly
         [  ] Sav-o-Matic/Monthly (complete form on page 11)
         [  ] List bill (# if known)
      Premium notices will be sent to owner unless otherwise indicated in Item #23.

      f. Is Automatic Premium Loan requested?
         [  ] Yes
         [  ] No

4.    a. Primary                            SSN or                     Relationship                          %
         Beneficiary                         TIN                        to Insured                       Share



      All primary beneficiaries who survive the Insured shall share equally unless otherwise indicated above.


      b. Contingent                         SSN or                     Relationship                          %
         Beneficiary                         TIN                        to Insured                       Share




74400NY(11/97)


5.    a. Policyowner                                                                    Relationship to Insured




      If no owner is designated, the Insured shall be the owner.

      b. Address (No. & Street/City/State/Zip Code)





      c. Policyowner's SSN or TIN.



6.    a. Name of Employer



      b. Nature of Business



      c. Business Address (No. & Street/City/State/Zip Code)





      d. Occupation (Describe Exact Duties)





      e. How long in this job?



      f. Are you presently working full time?                  Yes      No

7.    Do you now, or do you intend to fly as a pilot, student pilot or crew member?      Yes               No
                                                                                     ---         ---------
      If "Yes," an Aviation Questionnaire is required.

8. Do you now, or do you intend to participate in automobile, motorboat or motorcycle racing, skydiving, hang-gliding, skin or scuba diving, mountain or rock climbing or engage in any other hazardous activity?

                   Yes               No     If "Yes," an Avocation Questionnaire
                                            is required.



74400NY(11/97)

9. Do you intend to change your residence or travel outside the United States or Canada?

                   Yes               No     If "Yes," Foreign Travel or
                                            Residence Questionnaire is required.

10. Do you currently use tobacco or nicotine products in any form, e.g., cigarettes, cigars, pipes, chewing tobacco, nicotine gum or nicotine patches? (Complete a. through f.)

      a. Cigarettes
            If yes, number of packs of cigarettes per day
      b. Cigars                                                                         10a.     ___               ___
            If yes, number of cigars per month                                          10b.     ___               ___
      c. Pipe                                                                           10c.     ___               ___
      d. Chewing Tobacco                                                                10d.     ___               ___
      e. Nicotine Gum                                                                   10e.     ___               ___
      f. Nicotine Patches                                                               10f.     ___               ___

11.   Have you ever  used  tobacco  or  nicotine  products  in any  form,  e.g., cigarettes,  cigars,  pipes,  chewing  tobacco,  nicotine  gum or nicotine patches? (Complete a. through f.)
                                                                                                 YES               NO

      a. Cigarettes                                                                     11a.     ___               ___
            If yes, Month   Year             last used
                          -      -----------
      b. Cigars                                                                         11b.     ___               ___
            If yes, Month   Year             last used
                          -      -----------
      c. Pipe                                                                           11c.     ___               ___
            If yes, Month   Year             last used
                          -      -----------
      d. Chewing Tobacco                                                                11d.    ___               ___
            If yes, Month   Year             last used
                          -      -----------
      e. Nicotine Gum                                                                   11e.     ___               ___
            If yes, Month   Year             last used
                          -      -----------
      f. Nicotine Patches                                                               11f.    ___               ___
            If yes, Month   Year             last used
                          -      -----------
12.   Have you ever applied for any life, accident or health insurance which has not been granted exactly as applied for in any kind,  amount, or rate? Has any insurance issued to you been cancelled or its renewal or reinstatement refused?

          Yes               No     If "Yes," give details under Item #23.

13. What is the total amount of life insurance in force on your life? (Do NOT include Group policies.)

                                            When                                 Business Ins.?
      Amount               ADB              Issued            Company               (Y or N)






                   I have no life insurance in force.

74400NY(11/97)

14. Are you negotiating for other life, disability or health insurance? Yes No If "Yes," give details under Item #23.

15. Do you intend the replacement or change of any of your existing life insurance policies or annuities in connection with this application for life insurance?

                   Yes No If "Yes," give company, amount, and reason.







16. What is the purpose of this insurance? (Check where applicable)

                   PERSONAL                            BUSINESS
         ---------                           --------
                   Estate Liquidity                    Key Employee
         ---------                           ---------
                   Family Protection                   Buy/Sell
         ---------                           --------
                   Loan Protection                     Creditor
         ---------                           ---------
                   Tax Planning                        Employee Benefits
         ---------                           --------
                   Retirement Planning                 (Split Dollar, Deferred
         ---------
                   Cash Accumulation                   Compensation, etc.)
         ---------
                   Other:                              Other:
         ---------                           --------       --------------

                                                            --------------

17.   Have you or your company ever filed for bankruptcy?      Yes           No
                                                          -----         -----

18.   Personal Finances

      a.  Earned Income               b.  Total Assets    c.  Unearned Income


      d.  Total Liabilities           e.  Net Worth


19. Business Finances (Complete question #19 only if this is business insurance)

      a.  Total Assets         b.  Total Liabilities         c.  Net Worth


      d.  Net Profit After Taxes for Past Two Years:

      Last Year                                      Previous year


      e. What is your percentage of ownership of this firm?




74400NY(11/97)

      f. Is business insurance applied for or in force on other key members of this firm?

                   Yes               No     If "No," please explain.






      If face amount exceeds one million dollars, submit a copy of the business' most recent financial statement and/or annual report.

20. Have you had a moving violation, traffic accident or your driver's license suspended or revoked within the last three years?

                   Yes               No     If "Yes," include driver's license
                                            number and state



21. Except for traffic violations, have you been convicted in a criminal proceeding or are you the subject of a pending criminal proceeding?

                   Yes               No

22.   I have  paid $     to the  agent or broker  in  exchange  for the
      Conditional Receipt bearing the same number as this application, and I agree to the conditions.

23. REMARKS AND DETAILS OF PREVIOUS QUESTIONS. (Include any special dating requirements, etc.)

      Question #  Comments






      Additional Comments









74400NY(11/97)

NOTICE TO APPLICANT: If the Plan of insurance contains premium adjustment provision, the current premium for this Policy may be changed each year after the first, but it will not be greater than the premium that would otherwise be payable. The premium then charged is not guaranteed and the full maximum premium could be charged.

I read the preceding questions and answers. I affirm that my answers are complete and true to the best of my knowledge and belief. I agree that 91) This application (Part I, Part II if required, and any special questionnaires required) shall form a part of any policy issued. (2) No waiver or change shall bind the Company unless it is in writing and signed by the President, a Vice President or the Secretary. (3) No agent is authorized to (a) waive the answer to any questions in this application, (b) make or change any insurance contract,
(c) waive any of the Company's underwriting requirements or other rights. (4) No insurance shall take effect unless, during the lifetime and continued insurability of the Proposed Insured as stated in this application, the policy has been delivered to and accepted by the Owner, and the first premium for the policy has been paid; except that if the first premium has been paid and the Company's Conditional Receipt has been issued, the provisions of such Conditional receipt shall apply. (5) I understand that if, within the last year, I have received any treatment or advice from a physician for tumor or cancer or any brain, heart, lung or kidney disorder, a Conditional Receipt may not be given and money may not be collected. Further, I hereby declare under penalty of perjury that my Social Security Number stated herein is correct.


Signed at (City & State)


Licensed Resident Agent Signature          Proposed Insured Signature                           Date

                                                     X

Witness Signature                          Applicant/Owner if other than Proposed Insured       Date



                                           Signature and Title (If Applicable)



74400NY(11/97)

RELIASTAR LIFE INSURANCE                                 No.
COMPANY OF NEW YORK
1000 Woodbury Road, Ste. 102
Post Office Box 9004
Woodbury, New York 11797
                            PART II OF AN APPLICATION
                               FOR LIFE INSURANCE
                                   NON-MEDICAL

1.    a. Proposed Insured (First/Middle Initial/Last)

      b. Date of Birth (Month/Day/year)                  c. Male
                                                            Female

2. a. Name and address of your personal physician.

      b. Date and reason last consulted:

      c. What advice and treatment was given or medication prescribed?


3.    Height                                Weight

[PROVIDE DETAILS TO "YES" ANSWERS FOR QUESTIONS #4-11 IN SPACE PROVIDED AT ITEM #13.]

4.    Have you ever been treated for or have you had:                                   YES              NO
                                                                                        ---              --

      a. Disorder of eyes, ears, nose or throat?                                4a.     ___               ___
      b. Dizziness, fainting, convulsions, headache, speech
         defect, paralysis, stroke; mental or nervous disorder?                 4b.     ___               ___
      c. Shortness of breath, persistent hoarseness or cough,
         spitting of blood, asthma, emphysema, tuberculosis,
         or chronic respiratory disorder?                                       4c.     ___               ___
      d. Chest pain, palpitations, high blood pressure, heart
         murmur, heart attack, or other disorder of the heart
         or blood vessels?                                                      4d.     ___               ___
      e. Jaundice, intestinal bleeding, ulcer, hernia, hepatitis, colitis, diverticulitis, recurrent indigestion, or other
         disorder of the stomach, intestine, liver or gall bladder?             4e.     ___               ___
      f. Sugar, albumin, blood or pus in urine, venereal disease, nephritis, stone, or other disorder of kidney, bladder,
         breasts, prostate or reproductive organs?                              4f.     ___               ___
      g. Diabetes, thyroid, or other endocrine disorder?                        4g.     ___               ___
      h. Neuritis, sciatica, rheumatism, arthritis, gout, or
         disorder of the muscles or bones?                                      4h.     ___               ___

                                                                                        YES               NO

      i. Deformity, lameness or amputation?                                     4i.     ___               ___
      j. Disorder of the skin, lymph glands, cyst, tumor or
         cancer?                                                                4j.     ___               ___
      k. Allergies; anemia or other disorder of the blood?                      4k.     ___               ___

5.    Have you ever been  diagnosed  or  treated by a medical  professional  for
      Acquired Immune Deficiency Syndrome
      (AIDS) or AIDS Related Complex (ARC)?                                     5.       ___              ___

6.       a.  Have  you  used  or do  you  now  use  barbiturates,  amphetamines,
         hallucinogenic   drugs  (including   marijuana),   narcotics,   or  any
         prescription drug except in accordance
         with a physician's instruction?                                        6a.     ___               ___
      b. Have you ever received counseling, medical advice
         and/or treatment from a commonly recognized practitioner
         or treatment organization for alcohol or drug use?                     6b.     ___               ___

7.    Are you now under observation, treatment, or taking medication?            7.     ___               ___

8.    To the best of your knowledge are you now pregnant?                        8.     ___               ___
      If "Yes," give expected delivery date

9. Have you within the past 5 years:
      a. Been diagnosed or treated by a medical professional
         for any mental or physical disorder?                                   9a.     ___               ___
      b. had a checkup, consultation, illness, injury or surgery;
         received any medical advice?                                           9b.     ___               ___
      c. Been a patient in a hospital, clinic, sanitarium, or
         other medical facility?                                                9c.     ___               ___
      d. Had an electrocardiogram, x-ray, or other diagnostic
         test except for an HIV test?                                           9d.     ___               ___
      e. Been advised by a medical professional to have any
         diagnostic test except for an HIV test, hospitalization,
         or surgery which has not been completed?                               9e.     ___               ___

10. Have you ever had military service deferment, rejection,
      or discharge because of a physical or mental condition?                   10.     ___               ___

11. Have you ever requested or received a pension, benefits,
      or payment because of an injury, sickness, or disability?                 11.     ___               ___

12.   Family History

                  Age if                    Age at            Current Health
                  Living                    Death             or Cause of Death

Father
Mother
Brothers
Sisters


74400NY(11/97)

13.   REMARKS AND DETAILS OF "YES" ANSWERS: (From Questions 4-11)
      (Identify question. Give dates, diagnosis, details and treatment plus names and addresses of all attending physicians and medical facilities.)

Quest.                              Name and Address of
  No.    Date                       Physician or Facility                       Treatment, Medication, Details







Additional comments:

I read the statements and answers to the above questions. I affirm that they are complete and true to the best of my knowledge and belief. I agree that this application shall form a part of any policy issued. I waive to such extent as may be lawful all provisions of law that would forbid the disclosure of any information about me by: 1) any physician or any other person who has attended or examined me; or 2) any physician or other person who may attend or examine me in the future. I waive this on behalf of myself. I also waive this on behalf of any other person who shall have or claim to have an interest in any policy issued on my life.

Signed at (City & State)



Witness Signature             Proposed Insured Signature                  Date





74400NY(11/97)
RELIASTAR LIFE INSURANCE                                  No.
COMPANY OF NEW YORK
1000 Woodbury Road, Ste. 102
Post Office Box 9004
Woodbury, New York 11797
                                 AGENT'S REPORT

             THE FOLLOWING QUESTIONS RELATE TO THE PROPOSED INSURED
                             AND ARE TO BE ANSWERED
                        BY THE AGENT OR BROKER OF RECORD

Do you have knowledge or reason to believe that replacement of existing insurance may be involved?

                   Yes               No     (f "Yes," submit applicable state
                                            replacement forms.)

Is insured now negotiating for other life insurance or have coverage pending with other companies?

                   Yes               No     (f "Yes," provide details.)



How much life insurance does the Proposed Insured's spouse have with the Proposed Insured named as beneficiary?

With what companies?

List business associates or family members on whom applications are being submitted to this Company.


REMARKS BY AGENT OR BROKER
Additional/Alternate Policy requested by Agent or Broker must be indicated in this space.


General Agent Signature                     Print Name                                                    GA No.

1st Writing Agent Signature                 Print Name                                  Split %           GA No.

2nd Writing Agent Signature                 Print Name                                  Split %           GA No.



                        TO BE COMPLETED BY GENERAL AGENT

Writing Agent's License for ReliaStar Life is:          inforce         pending
If applicable, is a Single Case Agreement attached?      Yes               No

                                 HOME OFFICE USE

Amount                Voucher #             Entry Date


Check #               Check Date            Sender


74400NY(11/97)
                                SAV-O-MATIC FORM

INSTRUCTIONS

1. Indicate name of Insured in the space provided. If payor is to pay on policies covering more than one Applicant/Owner show names of all Insureds. Include all policy numbers to be drafted from one account.

2. Include VOIDED copy of the account holder's check.

      NOTE: TWO MONTHS PREMIUM IS REQUIRED TO ESTABLISH SAV-O-MATIC. Drafts from the Account Holder's bank will occur on the 14th of every month.

The Company is hereby authorized to make withdrawals from the checking account of the Premium Payor/Account Holder at the bank named herein to pay premiums on the policies described herein as they become due or within 31 days thereafter.

It is agreed that:
    o This authorization shall apply to any conversion, renewal or change made in said policies;
    o   The  debiting  or  such  withdrawals  to  the  checking  account  of the undersigned Premium Payor shall constitute due notices of premiums being due on said policies;
    o The Company reserves the right to assess a fee for any returned withdrawal not honored by the bank;
    o   If the Company is not paid within the time required by the policies, the said policies shall lapse and have no further value, except as otherwise provided in said policies;
    o Either the Company or the Premium Payor may terminate this agreement at any time by a notice in writing, mailed or delivered to or at the last known address of the other party and that the premiums due at the
        date of such  termination,   or  thereafter  falling  due,  shall  be
        payable in accordance with the regular premium rates and premium modes (other than under the pre-authorized payment plan of the Company) applicable to said policies.

Proposed Insured (First/Middle Initial/Last)

Policy Number(s)

Bank                                            Bank Account Number

Branch                                          Transit Routing Number

Address (Street/City/State/Zip Code)


Account Holder Signature                        Date

Account Holder Signature                        Date

SUPPLEMENTARY LIFE APPLICATION
                                         [RELIASTAR LOGO]
                                         ReliaStar Life Insurance Company
                                         of New York
                                         1000 Woodbury Road, Suite 102
                                         Woodbury, NY 11797

PLEASE PRINT ALL ANSWERS IN BLACK INK. CHANGES AND CORRECTIONS MUST BE INITIALED BY APPLICANT.

1.       NAME OF PROPOSED INSURED (First, Middle, Last)



2.       IF PARTICIPATING, INDICATE OPTION:

         [  ] Paid in Cash   [  ] Paid Up Additions   [  ] Premium Payment
         [  ] Left at Interest   [  ] Other

3.       IF APPLYING FOR UNIVERSAL LIFE, INDICATE COVERAGE OPTION:

         [  ] Option 1     The Specified Amount includes the Cash Value Fund
         [  ] Option 2     The Specified Amount is in addition to the Cash Value
                           Fund

         Planned Premium:           $
         Additional 1st Year Deposit:       $

4.       COMPLETE FOR VARIABLE UNIVERSAL LIFE

         A. ALLOCATION OF PREMIUM PAYMENTS: Allocation must be in whole percentage points totaling 100%.

         a.                % Fixed Account

         THE ALGER AMERICAN FUND
         b.                % Alger American Growth Portfolio (AGR)
         c.                % Alger American MidCap Growth Portfolio (AMG)
         d.                % Alger American Small Capitalization Portfolio (ASC)

         FIDELITY'S VARIABLE INSURANCE PRODUCTS FUND
         e.                % Equity-Income Portfolio (FEI)
         f.                % Growth Portfolio (FGP)
         g.                % High Income Portfolio (FHI)
         h.                % Money Market Portfolio (FMM)

         FIDELITY'S VARIABLE INSURANCE PRODUCTS FUND II
         i.                % Contrafund Portfolio (FCF)
         j.                % Index 500 Portfolio (FIN)
         k.                % Investment Grade Bond Portfolio (FIG)

         JANUS ASPEN SERIES
         l.                % Aggressive Growth Portfolio (JAG)
         m.                % Growth Portfolio (JGP)
         n.                % International Growth Portfolio (JIG)
         o.                % Worldwide Growth Portfolio (JWG)

         NEUBRGER & BERMAN ADVISERS MANAGEMENT TRUST
         p.                % Limited Maturity Bond Portfolio (NLM)
         q.                % Partners Portfolio (NPP)

         NORTHSTAR VARIABLE TRUST
         r.                % Northstar Growth Fund (NGF)
         s.                % Northstar High Yield Bond Fund (NHY)
         t.                % Northstar Income and Growth Fund (NIG)
         u.                % Northstar International Value Fund (NIV)
         v.                % Northstar Multi-Sector Bond Fund (NMS)

         OCC ACCUMULATION TRUST
         w.                % Equity Portfolio (OEP)
         x.                % Global Equity Portfolio (OGE)
         y.                % Managed Portfolio (OMP)
         z.                % Small Cap Portfolio (OSC)

         PUTNAM VARIABLE TRUST
         aa.               % Putnam VT Diversified Income Fund (PDI)
         bb.               % Putnam VT Growth & Income Fund (PGI)
         cc.               % Putnam VT Voyager Fund (PVY)

         OTHER INVESTMENT COMPANIES/FUNDS
         dd.               %

         ee.               %

         ff.               %

         gg.               %


         Allocation affects all future payments until changed by you.
         B.       SUITABILITY                                                                    YES              NO
                                                                                                        ---              --
                       a.  Have you, the proposed insured or the proposed
                           purchaser, if other than the proposed insured, received
                           a prospectus describing the policy, investment divisions,
                           and important features?                                               ___               ___
                       b.  Date of prospectus?                                                            /       /
                                                                                                 --------- -------
                       c.  Date of any supplement?                                                        /        /
                                                                                                 --------- --------
                       d.  Do you  understand  that under the policy applied for
                           (exclusive of any optional  benefits),  the amount of
                           death  benefit  above  the face  amount,  the  entire
                           amount of the cash  value,  and  duration of coverage
                           may increase or decrease depending upon investment experience?        ___               ___
                       e.  With this in mind, is the policy in accord with your
                           insurance objectives and your anticipated financial need?             ___               ___

         C.    DEATH BENEFIT OPTION:
                            Level            Variable




         D.       VARIABLE UNIVERSAL LIFE INSURANCE RIDERS: (Check if desired and/or enter amounts)
                            Accelerated Benefit Rider*
                  ---------
                            Waiver of Monthly Deduction Rider                   $
                  ---------
                            Additional Insured Rider (on Primary Insured)       $
                  ---------
                            Additional Insured Rider (on Additional Insured)    $
                  ---------
                            Accidental Death Benefit Rider                      $
                  ---------
                            Other                                               $
                  ---------       ----------------------------------------------
                            Other                                               $
                  ---------       ----------------------------------------------

         * Receipt of accelerated death benefits may affect eligibility for public assistance programs and may be taxable. A lien will be placed against the policy for the amount advanced, plus any administrative charge not to exceed $300, plus any accrued interest on the lien.

         NOTICE TO APPLICANTS APPLYING FOR A VARIABLE UNIVERSAL LIFE INSURANCE
         POLICY:

         We will furnish illustrations of benefits, including death benefits and cash values, for the variable universal life insurance policy applied for.

         IT IS UNDERSTOOD THAT UNDER THE POLICY APPLIED FOR (EXCLUSIVE OF ANY OPTIONAL BENEFITS), THE AMOUNT OF THE DEATH BENEFIT ABOVE THE FACE AMOUNT, THE CASH VALUE, AND DURATION OF COVERAGE MAY INCREASE OR DECREASE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

         I represent that the above statements and answers are true and complete to the best of my knowledge and belief. It is understood and agreed that this Supplementary Application, together with Parts One, Two and Three, if applicable, of my application for life insurance shall form the basis of the policy applied for. If there is any conflict between the above statements and answers and those given in Parts One, Two and Three, if applicable, of my application, the answers herein will control.



         Signature of Agent                  Signature of Proposed Insured

         Signed at:
                    City              State  Signature of Owner (if
                                             other than Proposed Insured)

         Date:
                                             Signature of Other Insured


         Witness (to all signatures)         Signature of any Child Covered by a
                                             Rider (if age 15 or older)




         Form 4096A